EXHIBIT 10.8

GABRIEL TECHNOLOGIES CORPORATION
PROMISSORY NOTE

$350,000.00	February 28, 2007

FOR VALUE RECEIVED, the undersigned, Gabriel Technologies Corporation, a Delaware corporation ("Company"), promises to pay to the order of Kelly Fegen ("Lender") the principal sum of Three Hundred Fifty Thousand Dollars ($350,000) (the "Principal"), without interest, which amount shall be due and payable in lawful money of the United States of America at such place as Lender may from time to time designate, at the time and in accordance with the terms and conditions provided in Section 1 below.

1.  Payments. The greater of (i) Seven Hundred Thousand Dollars ($700,000) (which is the Principal plus an amount equal to 100% of the Principal), and (ii) 1% of an IP Event (as defined below), shall be due and payable within 10 business days after the IP Event. For purposes of this Promissory Note, an "IP Event" is defined as the receipt by the Company or any of its subsidiaries of a minimum of $10,000,000 in net proceeds (in cash or the fair market value of non-cash consideration) from a licensing, sale, transfer, settlement or other transaction with one or more third parties relating to intellectual property of the Company or its subsidiaries, or a merger, consolidation, share exchange or sale of all or substantially all of the stock or assets of the Company or any of its subsidiaries.

2.  Right to Exchange Note. Lender shall have the right to surrender and exchange this Promissory Note at any time after the one year anniversary of this Promissory Note into a new fixed term promissory note in the principal amount of Seven Hundred Thousand Dollars ($700,000) (which is the Principal of this Promissory Note plus an amount equal to 100% of such Principal), with such new promissory note (the "New Note") being due and payable on or before the one year anniversary of the Exchange Date (as defined below). Lender shall exercise her right to such surrender and exchange by (i) providing 10 days written notice to the Company of the date on which Lender will surrender and exchange this Promissory Note for the New Note (the "Exchange Date"), and (ii) on or before the Exchange Date, deliver the original of this Promissory Note to the Company. The Company, upon receipt of Lender's notice and the delivery of the original of this Promissory Note by Lender as described above, shall deliver to Lender, within 10 business days after the Exchange Date, the New Note (which will be dated and effective on the Exchange Date).

3. Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorney's fees and costs incurred by Lender.

4.  Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery.

5.  Waivers. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right. Any lawsuit or litigation arising under, out of, in connection with, or in relation to this Agreement, any amendment thereof, or the breach thereof, shall be brought in the courts of Omaha, Nebraska, which courts shall have exclusive jurisdiction over any such lawsuit or litigation.

6.  Assignment. This Note is not transferable by the Company, whether by sale, pledge or other disposition, without the prior written consent of Lender which consent may be withheld in Lender's sole discretion, except that the Company may transfer this Note without such consent in connection with a merger or other similar transaction involving the Company.

7.  Delaware Law. This Note shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, Gabriel Technologies Corporation has caused this Promissory Note to be executed by its officer thereunto duly authorized.

GABRIEL TECHNOLOGIES CORPORATION

By:  /s/ T. J. O'Brien
Name:  T. J. O'Brien
Title: Acting CEO